Exhibit 10.10

AIRCRAFT LEASE AGREEMENT

This Aircraft Lease Agreement (“Lease”) is made and entered into as of March 15, 2004, by and between JOSTENS HOLDING CORP., a Delaware corporation (“Lessor”), with its principal place of business at 5501 American Boulevard West, Minneapolis, Minnesota 55437, and JOSTENS, INC., a Minnesota corporation (“Lessee”), with its principal place of business at 5501 American Boulevard West, Minneapolis, Minnesota 55437.

W I T N E S S E T H

WHEREAS, Lessor has purchased a certain Citation CJ2 aircraft, manufacturer’s serial number 111, current registration number N219FL, including two (2) Williams/Rolls Royce FJ44-2C aircraft engines, bearing manufacturer’s serial numbers 126090 and 126091 installed thereon (collectively the “Aircraft”);

WHEREAS, Lessee desires to Lease the Aircraft from Lessor on the terms and subject to the conditions set forth herein; and

WHEREAS, Lessor and Lessee desire that all flight operations conducted by Lessee under this Lease be conducted pursuant to Part 91 of the Federal Aviation Regulations and that this Lease not be construed as giving rise to air taxi operations under Part 135 of the Federal Aviation Regulations.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Lease of Aircraft.  Pursuant to the terms and conditions of this Lease, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Aircraft for the term of this Lease.

2.                                       Fees.  In consideration for Lessor’s lease of the Aircraft to Lessee, Lessee shall pay to Lessor aircraft lease fees as set forth on the Lease Supplement attached hereto (the “Aircraft Lease Fees”) in such amounts and at such times as are set forth therein.

3.                                       Term.  This Lease shall commence on the date hereof and shall continue in effect for a period of one year, and shall automatically renew on an annual basis unless either party shall give notice to the other that it desires to terminate or unless terminated earlier in accordance with the terms hereof.

4.                                       Costs of Operation.  All costs of operating the Aircraft, including, without limitation, costs of aviation fuel, oil and additives for the Aircraft, shall be for the account of, and paid by, Lessee.

5.                                       Repair and Maintenance; Logbooks and Records.

(a)                                  Lessee hereby represents and warrants to Lessor that the Aircraft shall be maintained in good flying condition in conformity with all applicable federal and state laws, rules and regulations.  All routine Aircraft inspections, maintenance and services shall be for the account of, and paid by, Lessor.

(b)                                 Lessee shall maintain all logs, manuals, inspection data, modification and overhaul records required to be maintained with respect to the Aircraft (collectively, “Logbooks”).

6.                                       Inspection Right.  Lessor or its designee shall have the right to inspect the Aircraft at any reasonable time upon reasonable advance notice.  At the time of such inspection, Lessee shall make available to Lessor or its designee the Logbooks.

7.                                       Disclaimer of Warranty.  NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, LESSOR EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY AS TO AIRWORTHINESS, DESIGN, VALUE, CONDITION, SUITABILITY, ABSENCE OF ANY LATENT OR OTHER DEFECTS WHETHER OR NOT DISCOVERABLE, ABSENCE OF OBLIGATION BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES.  LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT.  IN NO EVENT SHALL LESSOR BE LIABLE TO LESSEE HEREUNDER FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ARISING IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), INDEMNITY OR OTHERWISE.

8.                                       Insurance.  Lessor shall purchase and maintain insurance policies covering full hull damage for the Aircraft, and passenger and public liability with such coverage as Lessor deems satisfactory.  Lessor shall furnish Lessee and Sublessees (if any) with evidence of such insurance naming Lessee as an insured.  Lessee shall operate the Aircraft in strict compliance with the terms, conditions and limitations of, and in the geographical areas allowed by, such insurance policies.

9.                                       Other Expenses.  Lessee agrees to provide its own flight following, dispatch, communications and weather briefing in connection with Lessee’s lease of the Aircraft.  All other costs and expenses in connection with Lessee’s operation of the Aircraft, including but not limited to, commissary expenses, landing fees, parking fees, hangar fees and annual registration fees or taxes, shall be paid by Lessee.

10.                                 Pilots.  All pilots shall be type-rated in the Aircraft and meet the minimum requirements imposed or recommended by the manufacturer of the Aircraft, the Federal Aviation

Administration or the Aircraft’s insurer, as such requirements or recommendations may change from time to time.

11.                                 Payments.  All payments due to Lessor under this Lease shall be paid to Lessor in immediately available funds on the date payable hereunder by wire transfer to an account specified by Lessor in a notice given to Lessee in accordance with the provisions hereof, except that if Lessor shall consent thereto or shall fail to specify an account to which wire transfer of funds shall be made, Lessee may make payment by check drawn payable to Lessor and sent to Lessor’s address, or at such other address or to such other person as the Lessor may from time to time direct by notice in writing to Lessee.

12.                                 Default.  Each of the following events shall constitute an “Event of Default” hereunder (whatever the reason for such event and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any administrative or governmental body):

(a)                                  Lessee shall fail to make any payment of any Aircraft Lease Fees within forty five (45) days after the same shall become due and such failure shall continue for thirty (30) days after Lessee’s receipt of written notice thereof given by Lessor;

(b)                                 Lessee shall breach any covenant, condition or agreement set forth in this Lease;

(c)                                  Lessee shall or shall attempt to remove, sell, transfer, encumber, part with possession of, or assign the Aircraft or any part thereof, except as permitted by Section 17 hereof;

(d)                                 Lessee shall use or permit the Aircraft to be used for any criminal or unlawful purpose, or the Aircraft shall be subject to seizure or confiscation for alleged criminal or unlawful purposes;

(e)                                  Lessee shall be insolvent, be generally not paying its debts as they become due, make an assignment for the benefit of creditors or consent to the appointment of any custodian, receiver, trustee or other officer with similar powers, or any proceeding shall be commenced by or against Lessee under any bankruptcy, reorganization, insolvency, receivership, liquidation or dissolution law of any jurisdiction; or

(f)                                    Any representation or warranty made by Lessee in this Lease is or shall become incorrect in any material respect.

13.                                 Remedies.

(a)                                  Upon the occurrence and continuance of any Event of Default, Lessor may exercise any or all of the following remedies as Lessor in its sole discretion shall elect:

(i)                                     by notice in writing (except that written notice shall not be required for events of insolvency or bankruptcy) terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft shall cease and terminate; and/or

(ii)                                  proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the applicable covenants, conditions and agreements set forth in this Lease or to recover damages for the breach thereof; and/or

(iii)                               collect from Lessee all reasonable costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason of an occurrence of an Event of Default, as additional Aircraft Lease Fees.

(b)                                 The remedies set forth in subparagraph (a) above are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity or under statute.  Lessor also may exercise any available remedies at law, in equity or under statute in lieu of the remedies set forth in subparagraph (a).

(c)                                  The waiver of any Event of Default shall not operate or be construed as a waiver of any other or subsequent Event of Default.

14.                                 Return of the Aircraft.  Upon termination of the Lease, aircraft shall be returned to a location in Minnesota or as otherwise designated by Lessor in the 48 continental states.

15.                                 Indemnification.  Lessee agrees to indemnify Lessor against any and all losses, liabilities (including tax liabilities), damages and expenses (collectively, “Losses”) arising out of or in any manner connected with Lessee’s possession and operation of the Aircraft during the term of this Lease, including, without limitation, Losses arising by reason of claims for injury to or death of persons and loss of or damage to property to the extent not compensable under any insurance policy.

16.                                 Compliance with Regulations and Other Requirements.  The parties agree to comply with the requirements of all laws, rules and regulations applicable to the operation, maintenance and lease of the Aircraft.  Lessee shall operate the Aircraft in accordance with (i) the Aircraft manufacturer’s operating and maintenance instructions, a copy of which previously have been provided to Lessee, (ii) the requirements, if any, of Lessor’s insurance provider, and (iii) all applicable terms and conditions of this Lease.

17.                                 Representations and Warranties of Lessee.  Lessee represents and warrants to Lessor as follows:

(a)                                  Lessee is duly organized, validly existing and in good standing under the laws of the State of Minnesota and authorized to do business in Minnesota.  Lessee has full power and authority to enter into and perform its obligations under this Lease.

(b)                                 This Lease has been duly and validly authorized, executed and delivered on behalf of Lessee and is a valid and binding agreement of Lessee, enforceable in accordance with its terms.

(c)                                  The execution and delivery of this Lease, the incurrence and performance of the obligations set forth herein and the lease of the Aircraft contemplated herein will not violate or constitute a default under, or a breach of (i) any term or provision of the certificate of incorporation, by-laws or other organizational documents of Lessee, (ii) any agreement or instrument by which Lessee is bound, or (iii) any order, rule, law or regulation applicable to Lessee of any court, governmental body, administrative agency or panel having jurisdiction over Lessee.

18.                                 Assignment or Subleasing.  Lessee may not assign this Lease without the express prior written consent of Lessor, and any assignment without such consent shall be void.  Notwithstanding the foregoing, Lessee may sublet or timeshare the Aircraft to one or more parties pursuant to documentation reasonably acceptable to Lessor, so long as Lessee shall not be released from any of its obligations hereunder and the arrangement does not otherwise violate the terms of this Lease.

19.                                 Operational Control of the Aircraft.  Lessee shall have possession, command and operational control of the Aircraft during such times as the Aircraft is leased to Lessee, and Lessee shall have sole authority over initiating, conducting or terminating any flights scheduled pursuant to this Lease.

20.                                 Termination.  Upon termination of this Lease pursuant to the terms hereof, neither party shall have any further liability to the other hereunder other than for any payments due to Lessor under this Lease that have accrued through the date of termination, and indemnification obligations under Section 14.

21.                                 Entire Lease; Modification; Governing Law.  This Lease constitutes the entire agreement between the parties hereto with respect to the lease of the Aircraft and supersedes all prior agreements.  No agreement other than this Lease shall be binding on the parties hereto unless in writing and signed by the party against whom enforcement is sought.  This Lease may be amended or modified only by a written instrument executed by each party hereto.  This Lease shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to or application of principles of conflicts of laws.

22.                                 Ownership. The Aircraft is, and shall at all times be and remain, the sole and exclusive property of Lessor, and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease.

23.                                 Part 91 Operations.  The parties intend that all flight operations to be conducted by Lessee under this Lease shall be conducted in accordance with Part 91 of the Federal Aviation Regulations, and that nothing herein shall be construed as giving rise to an air taxi operation or as otherwise requiring that such flight operations be conducted under Part 135 of said Regulations.

24.                                 Truth in Leasing.  THE AIRCRAFT, AS EQUIPMENT, BECAME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS (“FARS”) UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FEDERAL AVIATION ADMINISTRATION.  PRIOR TO EXECUTING THIS LEASE, LESSOR REVIEWED THE AIRCRAFT’S MAINTENANCE AND OPERATING LOGS AND FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91, AS APPLICABLE, OF THE FARS DURING THE LAST 12 MONTHS.  LESSOR

CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FARS.  LESSOR CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.  UPON EXECUTION OF THIS LEASE, AND DURING THE TERM HEREOF, LESSEE, WHOSE NAME AND ADDRESS ARE JOSTENS, INC., 5501 AMERICAN BOULEVARD WEST, MINNEAPOLIS, MINNESOTA 55437, ACTING BY AND THROUGH DAVID TAYEH (SIGNATURE:  s/s David A. Tayeh), WHO EXECUTES THIS SECTION SOLELY IN HIS CAPACITY AS CHIEF FINANCIAL OFFICER OF LESSEE, CERTIFIES THAT LESSEE SHALL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.  LESSEE FURTHER CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FARS.  THE PARTIES HERETO ACKNOWLEDGE THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS MAY BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

I, THE UNDERSIGNED, s/s Greg Mans, THE CHIEF PILOT OF JOSTENS, INC., THE LESSEE NAMED IN THE FOREGOING AIRCRAFT LEASE AGREEMENT, CERTIFY THAT I AM RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT I UNDERSTAND MY RESPONSIBILITIES FOR COMPLIANCE WITH THE APPLICABLE FEDERAL AVIATION REGULATIONS.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

JOSTENS HOLDING CORP.

By:	/s/ David A. Tayeh
David A. Tayeh
Senior Vice President and Chief Financial Officer

JOSTENS, INC.

By:	/s/ Marjorie J. Brown
Marjorie J. Brown
Vice President and Treasurer

LEASE SUPPLEMENT

TO AIRCRAFT LEASE AGREEMENT

BETWEEN JOSTENS HOLDING CORP. (“LESSOR”)

AND JOSTENS, INC. (“LESSEE”)

DATED AS OF MARCH 15, 2004

A.                                   Definitions

All capitalized terms used herein and not expressly defined herein shall have the same respective meanings as are set forth in the Aircraft Lease Agreement to which this Lease Schedule is attached.

B.                                     Aircraft Lease Fees

1.                                       Pursuant to Section 2 of the Lease, Lessee shall pay Lessor during the term of the Lease a monthly Aircraft Lease Fee in the amount of $35,000.00, plus any and all applicable sales, use and other tax thereon, as well as any property taxes associated with the housing of the Aircraft at its hangar location in St. Paul, Minnesota.

2.                                       Aircraft Lease Fees shall be due and payable on the 1st business day of each month except that if the Lease should commence on or after such date, the Aircraft Lease Fee payable to Lessor for that month shall be prorated based on a 30-day month.